Exhibit 10.5

ACUMEN PHARMACEUTICALS, INC.

AMENDED AND RESTATED STOCK PERFORMANCE PLAN

Section 1. Purposes of the Plan. The purposes of this Plan are to promote the interests of the Company and its stockholders by using equity interests in the Company to attract, retain and motive its management and other persons and to encourage and reward their contributions to the performance of the Company. Certain capitalized terms that are not otherwise defined herein have the meaning set forth in the Company’s Amended and Restated Certificate of Incorporation which was filed with the Secretary of State of Delaware on or about April 11, 2013 (the “Restated Charter”).

Section 2. Definitions. The following capitalized terms shall have the following respective meanings when used in this Plan (subject to Section 1 above):

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means the Company or any Subsidiary of the Company.

(c) “Applicable Laws” means the legal requirements relating to the administration of plans providing one or more of the types of Awards described in this Plan and the issuance of Shares thereunder pursuant to U.S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Options, Stock Purchase Rights or other Awards are, or will be, granted under the Plan.

(d) “Award” includes, without limitation, Incentive Stock Options, Non-statutory Stock Options, Stock Purchase Rights, stock appreciation rights, performance share or unit awards, dividend or equivalent rights, stock awards, restricted share or unit awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock (“other Common Stock-based Awards), all on a standalone, combination or tandem basis, as described in or granted under the Plan.

(e) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award grant. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Awarded Stock” means the Common Stock subject to an Award.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means the occurrence at any time of any one or more of the following events or circumstances, provided however, that if any such event or circumstance is susceptible to cure by the Recipient without damage to the Company, such event or circumstance will not constitute Cause unless Recipient has failed to cure such event or circumstance within fifteen (15) days after receipt by Recipient of written notice thereof: (i) Recipient engages in any wrongful conduct or knowingly violates any reasonable rule or regulation of the Board that results in material damage or risk of legal liability to an Affiliate; (ii) any willful misconduct or gross negligence by Recipient in the responsibilities assigned to Recipient; (iii) any willful and material failure to perform Recipient’s job as required to meet the lawful objectives of an Affiliate or any repeated failure to achieve reasonable performance standards that have been described by the Company in writing and communicated to Recipient in reasonable detail; (iv) Recipient fails to comply with all material applicable laws and regulations in performing Recipient’s duties and responsibilities to the Company; (v) any criminal conduct by Recipient (other than misdemeanors that do not meet the criteria set forth in subsection (vi)); (vi) any actions by Recipient involving moral turpitude or injurious to the business or reputation of an Affiliate; (vii) any legal action by Recipient or Recipient’s representatives or successors against an Affiliate or any person or entity that an Affiliate would be obligated to indemnify or defend in connection with such action; or (viii) Recipient does any of the things described in (1)-(3) below.

(1) The Recipient renders services for any organization or engages directly or indirectly in any business that, in the reasonable judgment of the Chief Executive Officer of the Company or other senior officer designated by the Chief Executive Officer, is or becomes competitive with an Affiliate, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the business or interests of an Affiliate.

(2) The Recipient fails to comply with any confidentiality agreement with the Affiliate which employs Recipient or with the lawful policies of any Affiliate regarding nondisclosure of confidential information, or without prior written authorization from any Affiliate discloses to anyone outside any Affiliate or uses for any purpose or in any context other than in performance of the Recipient’s duties to any Affiliate any confidential or trade secret information of any Affiliate.

(3) The Recipient breaches in any material respect any agreement with or legal duty to any Affiliate.

(i) “Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time.

(j) “Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Acumen Pharmaceuticals, Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

(n) “Director” means a member of the Board.

(o) “Disability” means permanent and total disability as that term is described in Section 22(e)(3) of the Code.

(p) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company, without more, shall constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the mean of the highest and lowest sale prices of the stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(3) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t) “Non-statutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(u) “Notice of Grant” means a written notice evidencing certain terms and conditions of an Award. The Notice of Grant is part of the Award Agreement.

(v) “Officer,” unless otherwise noted herein, means a person who is an officer of the Company, a Parent or Subsidiary within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means a stock option granted pursuant to the Plan.

(x) “Option Exchange Program” means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means an Employee, Director or a Consultant who holds an outstanding Award.

(aa) “Plan” means this Stock Performance Plan as amended from time to time.

(bb) “Recipient” means a Service Provider who holds an outstanding Award.

(cc) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 below.

(dd) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Recipient evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant

(ee) “Retirement” means the termination of a Service Provider’s relationship with the Company, other than for Cause, on or after the Service Provider’s attainment of age 65.

(ff) “Service Provider” means an Employee, Director, Officer or a Consultant. A Service Provider who is an Employee or Consultant shall not cease such status (i) during any leave of absence approved by the Company; provided that, for purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract; or (ii) as a result of transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, on the 181,\ day of such leave any Incentive Stock Option held by the Recipient shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-statutory Stock Option.

(gg) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(hh) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(ii) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

Section 3. Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares available for grants of Awards under the Plan is 6,227,011 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(a) If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option, Stock Purchase Right or other Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, and the original Recipient of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

Section 4. Administration of the Plan.

(a) Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. Any such Committee shall act by a majority of its members, or if there are only two members of such Committee, by unanimous consent of both members.

(b) Powers of the Administrator. Except for the terms and conditions explicitly set forth in the Plan, the Administrator shall have exclusive authority, in its discretion, to determine the Fair Market Value of the Common Stock, in accordance with Section 2(r) of the Plan and to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted an Award, the type of Award, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Administrator shall also have authority, in its discretion, to reduce the exercise price of any Option, Stock Purchase Right or other Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option, Stock Purchase Right or other Award shall have declined since the date the Option, the Stock Purchase Right or other Award was granted; to modify or amend each Option, Stock Purchase Right or other Award, subject to Section 17(c) of the Plan; and to institute an Option Exchange Program. The Administrator shall also have exclusive authority to interpret the Plan and its rules and regulations, and to make all other determinations deemed necessary or advisable under or for administering the Plan. All actions taken and determinations made by the Administrator pursuant to the Plan shall be conclusive and binding on all parties involved or affected. The Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

Section 5. Eligibility for Awards. Non-statutory Stock Options, Stock Purchase Rights, and other Awards may be granted to any Service Provider. Incentive Stock Options may be granted only to Employees. In addition, an Award may also be granted to a person who is offered employment by the Company, its Parent or a Subsidiary, provided that such Award shall be immediately forfeited if such person does not accept such offer of employment within such time period as the Company, Parent or Subsidiary may establish. If otherwise eligible, a Service Provider who has been granted an Option, Stock Purchase Right or other Award may be granted additional Options, Stock Purchase Rights or Awards.

Section 6. Limitations on Options. Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Non-statutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Recipient during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Non-statutory Stock Options. For purposes of this Section 6, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. If an Option is granted hereunder that is part Incentive Stock Option and part Non-statutory Stock Option due to becoming first exercisable in any calendar year in excess of $100,000, the Incentive Stock Option portion of such Option shall become exercisable first in such calendar year, and the Non-statutory Stock Option portion shall commence becoming exercisable once the $100,000 limit has been reached.

Section 7. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 21 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 17 of the Plan.

Section 8. Term of Option. The term of each Option shall be stated in the Notice of Grant but shall be no later than ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to a Recipient who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

Section 9. Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant (0 exercise of an Option shall be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option,

(i) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(ii) granted to any Employee other than an Employee described in paragraph (i) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(2) In the case of a Non-statutory Stock Option, the per Share exercise price shall be no less than the Fair Market Value per Share on the date of grant.

(b) Waiting Period and Exercise Dates. A Recipient shall become vested in his or her Option on such terms as are set forth in the Award Agreement.

(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(1) cash;

(2) check;

(3) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Recipient for more than six months on the date of surrender,

and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(4) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

(5) a reduction in the amount of any Company liability to the Recipient;

(6) any combination of the foregoing methods of payment; or

(7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d) Early Exercise. The Administrator may permit a Recipient to exercise an Option, on terms acceptable to the Administrator, prior to vesting of the Option and/or prior to the lapse of restrictions on the exercisability of the Option; provided, however, the stock so issuable in respect thereof shall remain subject to such vesting requirements and/or restrictions and shall be forfeited if the stock does not vest or if the restrictions do not lapse; further provided, that such early exercise of Options will generally only be permitted by the Administrator (a) at the time of the grant of the Option or if the Company will not otherwise be required to recognize a compensation expense for financial reporting purposes as a result of such early exercise and (b) the Recipient commits to make an election under Section 83(b) of the Code within 30 days of exercise of the Option.

Section 10. Exercise of Option.

(a) Procedure for Exercise: Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.

An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Recipient or, if requested by the Recipient, in the name of the Recipient and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination Of Relationship as Employee. Director or Consultant. If a Recipient ceases to be a Service Provider, other than for Cause or upon the Recipient’s death or Disability, the Recipient, subject to the restrictions of Section 10(b), may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Recipient’s termination of his relationship as a Service Provider (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, on the date of termination, the Recipient is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If a Recipient ceases to be a Service Provider for Cause, the Option shall immediately terminate, and the Shares covered by such Option shall revert to the Plan.

Notwithstanding the above, in the event of a Recipient’s change in status from such Recipient’s current status to an Employee, Director or Consultant, the Recipient shall not automatically be treated as if the Recipient terminated his relationship as a Service Provider, nor shall the Recipient be treated as ceasing to provide services to the Company solely as a result of such change in status. In the event a Recipient’s status changes from Employee to Director or Consultant, an Incentive Stock Option held by the Recipient shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-statutory Stock Option three months and one day following such change of status.

(c) Disability of Recipient. If, as a result of the Recipient’s Disability, a Recipient ceases to be a Service Provider, the Recipient may exercise his or her Option subject to the restrictions of Section 10(b) and within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Recipient’s termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, on the date of termination, the Recipient is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Recipient does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Recipient. If a Recipient dies while a Service Provider, the Option may be exercised subject to the restrictions of Section 10(b) and within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Recipient’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Recipient’s termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, at the time of death, the Recipient is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Recipient’s estate or, if none, by the person(s) entitled to exercise the Option under the Recipient’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Recipient at the time that such offer is made.

Section 11. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer, which shall in no event exceed six (6) months from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator. The terms of the offer of Stock Purchase Rights under the Plan shall comply in all respects with Applicable Law.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s relationship with the Company as a Service Provider for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the Recipient and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

(d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

Section 12. Other Awards. The Administrator, in its sole discretion, but subject to the terms of the Plan, may grant the following types of Awards (in addition to the Awards of Options and Stock Purchase Rights described above) under this Plan on a standalone, combination or tandem basis:

(a) Stock Appreciation Right. A right to receive the excess of the Fair Market Value of a share of Common Stock on the date the stock appreciation right is exercised over the Fair Market Value of a share of Common Stock on the date the stock appreciation right was granted.

(b) Restricted and Performance Shares. A transfer of Common Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, or subject to specified performance standards, for such periods of time as the Administrator may determine.

(c) Restricted and Performance Share Unit. A fixed or variable share or dollar denominated unit subject to such conditions of vesting, performance and time of payment as the Administrator may determine.

(d) Other Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section 12.

Section 13. Non-Transferability of Awards. Unless otherwise specified by the Administrator (provided, however, that such determination shall occur, other than with respect to Permitted Transferees, as hereinafter defined in Section 14, only on or after the date the Common Stock is listed on any established stock exchange or a national market system) in the Notice of Grant, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such

Award shall contain such additional terms and conditions as the Administrator deems appropriate. Any attempt to assign, pledge or otherwise transfer any Award or of any right or privileges conferred thereby, contrary to this Plan, or the sale or levy or similar process upon the rights and privileges conferred hereby, shall be void.

Section 14. Effect of Change in Control. Notwithstanding anything contained herein to the contrary, in the event of a Change in Control (as defined below), a Recipient shall become 100% vested in his or her Award unless otherwise provided in the Award Agreement. For purposes of this Agreement, Change in Control shall occur if (i) more than 50% of the Common Stock is acquired within a period of six months by persons other than (A) the current owners of Common Stock (as listed in Exhibit A hereto) or their Permitted Transferees (as hereinafter defined); (B) persons who would be considered owners of the Common Stock by virtue of Section 3J8(a) of the Code on the dale that such percentage is exceeded; (C) persons who acquire the Common Stock of any such current owner following the death of such current owner if the persons acquiring such Common Stock would have been considered owners of the Common Stock by virtue of Section 3 I 8(a) of the Code immediately prior 10 such death; or (D) trusts under which persons included under clauses (A) (B) or (C) are the primary beneficiaries; (ii) the Company is a party to a sale of all or substantially all of its assets; (iii) the Company is dissolved or liquidated; or (iv) a merger or consolidation of the Company occurs in which the Company is not the surviving corporation. A “Permitted Transferee” is any person to whom shares of Common Stock are transferred pursuant to applicable laws of descent and distribution or an owner’s parents, siblings, spouse and descendants (Whether natural or adopted) and any trust solely for the benefit of the owner and/or the owner’s parents, siblings, spouse and/or descendants (whether natural or adopted) who agrees in writing to be bound by any restrictions or agreements to which such owner is subject by virtue of his ownership of Common Stock. The foregoing notwithstanding, in no event shall the issuance of shares of the Company’s Series A-1 Preferred Stock, Series A-2 Preferred Stock and/or Series A-3 Preferred Stock (or the issuances of Common Stock upon the conversion thereof) be deemed to constitute a Change in Control.

Section 15. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board in its sole discretion, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

Section 16. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

Section 17. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

Section 18. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c) Withholding Obligations. No later than the date as of which an amount first becomes includible in the gross income of the Recipient for Federal income tax purposes with respect to any Award under the Plan, the Recipient shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Administrator, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Recipient. The Administrator may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Common Stock.

Section 19. Liability of Company.

(a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) Grants Exceeding Allotted Shares. If the Awarded Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Awarded Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section l7(b) of the Plan.

Section 20. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Section 21. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws and the rules of any stock exchange upon which the Common Stock is listed.

Section 22. No Contract of Employment. Neither the Plan nor any Award hereunder shall confer upon any individual any right with respect to continuing such individual’s employment or consulting relationship with the Company, nor shall they interfere in any way with such individual’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause.

Section 23. Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 24. Governing Law. The Plan and all Awards made and actions thereon thereunder shall be governed by and construed in accordance with the laws of the state of California.

Section 25. No Right, Title, or Interest in Company Assets. No Participant shall have any right in any fund or in any specific asset of the Company by reason of being a Participant under this Plan, nor any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in his name. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.